EXHIBIT 5.1


                                                              December 23, 1997

Engle Homes, Inc.
123 N.W. 13th Street
Boca Raton, Florida  33432

         Re:      ENGLE HOMES, INC.
                  REGISTRATION STATEMENT ON FORM S-2 (FILE NO. 333-40739)

Ladies and Gentlemen:

         We have acted as counsel to Engle Homes, Inc., a Florida corporation (the "Company"), in connection with the proposed public offering by the Company of up to 3,105,000 shares (including 405,000 shares subject to an over-allotment option) (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-2 (File No. 333-40739) as filed with the Securities and Exchange Commission (the "Commission") on November 21, 1997 and Amendment No. 1 thereto as filed with the Commission on December 23, 1997 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into between the Company, as issuer, and Smith Barney Inc., Jefferies & Company, Inc. and Southeast Research Partners, Inc., as underwriters (the "Underwriters"), filed as an exhibit to the Registration Statement, (iii) a specimen certificate representing the Common Stock; (iv) the Company's Amended and Restated Articles of Incorporation, as presently in effect; (v) the By-Laws of the Company, as presently in effect;
(vi) certain resolutions of the Company's Board of Directors authorizing the issuance and sale of the Shares and related matters; and (vii) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained.

         In making the foregoing examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to various questions of fact material to this opinion, we have relied, to the extent we deemed appropriate, upon representations or certificates of officers or directors of the Company and upon documents,


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records and instruments furnished to us by the Company, without independently verifying the accuracy of such documents, records and instruments.

         Members of our firm are admitted to the bar in the State of Florida and we do not express any opinion as to the laws of any other jurisdiction.

         Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective; (ii) the price at which the Shares are to be sold to the Underwriters pursuant to the Underwriting Agreement and other matters relating to the issuance and sale of the Shares have been approved by the Company's Board of Directors; (iii) the Underwriting Agreement has been duly executed and delivered; and (iv) certificates representing the Shares in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                                Very truly yours,



                                                /s/ Greenberg Traurig Hoffman
                                                Lipoff Rosen & Quentel, P.A.